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                                                                   Exhibit 12(b)
                                                                   -------------


                         Independent Auditors' Consent



     [Deloitte & Touche LLP Letterhead]


     We consent to the use in this Combined Proxy/Registration Statement of the Great Plains Funds relating to the financial statements of: Great Plains Equity Fund, Great Plains Intermediate Bond Fund, Great Plains Premier Fund, and Great Plains Tax-Free Bond Fund on Form N-14, of our report dated October 20, 1999, appearing in the Combined Proxy/Registration Statement, and to the reference to us under the heading "EXHIBIT C-PRINCIPAL SERVICE PROVIDERS" in Part A of such Combined Proxy/Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

May 31, 2000